UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): June 24, 2009

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement	3
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	3
Item 9.01. Financial Statements and Exhibits	3
Signature(s)	4
Exhibit 99.1 Employment Agreement dated June 24, 2009 between the Company and Frank Cesario
Exhibit 99.2 Press Release dated June 26, 2009

Items to be Included in this Report

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 2009, Nanophase Technologies Corporation (the “Company”) entered into an Employment Agreement with Frank Cesario, pursuant to which Mr. Cesario will serve as the Company’s Chief Financial Officer.

A copy of Mr. Cesario’s Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective June 24, 2009, Frank Cesario was hired by the Company to serve as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Cesario served in a similar capacity with ISCO International, Inc., a global supplier of telecommunications equipment, as well as Turf Ventures LLC, a chemicals distributor.

Pursuant to the terms of the Employment Agreement, dated and effective as of June 24, 2009, between Mr. Cesario and the Company (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 99.1, Mr. Cesario will receive an annual base salary of not less than $150,000. In addition, Mr. Cesario will be eligible for discretionary premium pay and bonuses for services to be performed as an executive officer of the Company based on performance and achieving milestones agreed upon by Mr. Cesario and the Chief Executive Officer of the Company, and approved by the Board of Directors of the Company (the “Board”).

Mr. Cesario will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the Company’s 2004 Equity Compensation Plan (the “Plan”). As a signing benefit and subject to the approval of the Company’s Compensation and Governance Committee, the Company has granted Mr. Cesario non-qualified options to purchase up to 20,000 shares of the Company’s common stock under the terms of the Plan. Mr. Cesario will also be entitled to the employee benefits made available by the Company generally to all other executive officers of the Company, subject to the terms and conditions of the Company’s employee benefit plan in effect from time to time.

In the event Mr. Cesario’s employment is terminated other than for Cause, as defined in the Employment Agreement, Mr. Cesario will receive three weeks notice pay, provided that Mr. Cesario signs, without subsequent revocation, a Separation Agreement and Release in a form acceptable to the Company. In addition, all stock options granted to Mr. Cesario prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the Plan. If he is terminated for Cause, or if he resigns as an employee of the Company, Mr. Cesario will not be entitled to any severance or other benefits accruing after the term of the Employment Agreement and such rights will be forfeited immediately upon the end of such term.

The foregoing summary of the material provisions of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to all provision of the described agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

99.1	Employment Agreement dated June 24, 2009 between the Company and Frank Cesario.

99.2	Press Release dated June 26, 2009.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: June 26, 2009	By:	/s/ FRANK CESARIO
FRANK CESARIO
Chief Financial Officer

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